FOR IMMEDIATE RELEASE

January 31, 2024

Generation Income Properties (Nasdaq: GIPR) Issues 2,794,597 Shares of Its Common Stock

TAMPA, FLORIDA - Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIP” or the “Company”) issued 2,794,597 shares of its common stock in redemption of all 2,400,000 issued and outstanding shares of its Series A Preferred Stock (the “Redemption”). The shares of the Company’s common stock issued in the Redemption were issued to the sole former holder of the Company’s Series A Preferred Stock, Modiv Operating Partnership, L.P. (“Modiv OP”). The Company issued shares of its Series A Preferred Stock to Modiv OP in connection with its earlier disclosed portfolio acquisition from Modiv Industrial (NYSE:MDV) (“Modiv”). As previously announced by Modiv, on December 29, 2023, Modiv declared a stock distribution of the Company’s shares to be issued pursuant to the Redemption on the Modiv common stock and the Modiv OP Class C units issued and outstanding as of January 17, 2024, with an estimated distribution date of January 31, 2024.

"As a result of the distribution by Modiv, we are thrilled to welcome approximately 4,500 new Shareholders to GIPR and expand our investor base. I’d like to personally greet everyone that is now an owner of both Modiv Industrial and GIPR, and assure you that we are highly committed to being a valuable investment for you and your families. As our name suggests, we take our responsibility of carrying a generational outlook very seriously, and we look forward to continuing that legacy growth” said David Sobelman, CEO of GIPR.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust focused on acquiring and managing income-producing retail, industrial and office properties net leased to high-quality tenants in densely populated submarkets throughout the United States. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," “estimate,” "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control and which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that the distribution of the Company’s shares issued pursuant to the Redemption will not occur when anticipated, or at all, as well as risks relating to general economic conditions, market conditions, interest rates, and other risks and uncertainties that are identified from time to in the Company’s SEC filings, including those identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Contact Details

Investor Relations

ir@gipreit.com

813-448-1234